                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              October 5, 2000

               Date of Report (Date of earliest event reported):

                              SOFTWARE.COM, INC.

            (Exact name of registrant as specified in its charter)


        Delaware                  000-26379                 77-0392373
(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)            File Number)         Identification Number)

                              525 ANACAPA STREET

                        SANTA BARBARA, CALIFORNIA 93101

                   (Address of principal executive offices)

                                (805) 882-2470

              Registrant's telephone number, including area code

                                      N/A

         (Former name or former address, if changed since last report)

   ________________________________________________________________________
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ITEM 5.   OTHER EVENTS

     On October 5, 2000, Software.com, Inc., a Delaware corporation ("Software.com"), Phone.com, Inc., a Delaware corporation ("Phone.com"), and Silver Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Phone.com, entered into the Agreement to Amend Agreement and Plan of Merger (the "Amendment") to, among other things, remove as a condition to the closing of the merger the approval of the Phone.com stockholders to a change in the name of Phone.com. A copy of the Amendment is filed herewith as Exhibit 2.1. Such exhibit is hereby incorporated by reference herein and the foregoing description is qualified in its entirety by reference to such exhibit.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     2.1 Agreement to Amend Agreement and Plan of Merger dated as of October 5, 2000, by and among Phone.com, Inc., a Delaware corporation, Silver Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Phone.com, Inc., and Software.com, Inc., a Delaware corporation.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2000                 SOFTWARE.COM, INC.


                                        /s/ Craig A. Shelburne
                                        -----------------------------
                                        Craig A. Shelburne
                                        Senior Vice President, General Counsel


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                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number                 Description of Document
------                 -----------------------

 2.1 Agreement to Amend Agreement and Plan of Merger dated as of October 5, 2000, by and among Phone.com, Inc., a Delaware corporation, Silver Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Phone.com, Inc., and Software.com, Inc., a Delaware corporation.